UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2022

SeaSpine Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36905	47-3251758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5770 Armada Drive Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

760-727-8399

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SPNE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously announced, on October 10, 2022, Orthofix Medical Inc., a Delaware corporation (“Orthofix”) and Orca Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Orthofix (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with SeaSpine Holdings Corporation, a Delaware corporation (“SeaSpine”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into SeaSpine (the “Merger”), with SeaSpine continuing as the surviving company and a wholly-owned subsidiary of Orthofix following the transaction.

In connection with the Merger, Orthofix filed with the Securities and Exchange Commission (the “SEC”) a Form S-4 Registration Statement under the Securities Act of 1933, filed November 8, 2022, as amended on November 22, 2022 (the “Registration Statement”) and a definitive joint proxy statement of Orthofix and SeaSpine that also constitutes a prospectus of Orthofix, dated November 23, 2022 (the “Joint Proxy Statement/Prospectus”), which Orthofix and SeaSpine commenced mailing to stockholders of Orthofix and SeaSpine on or about November 25, 2022. Set forth below are supplemental disclosures relating to the Merger.

SUPPLEMENTAL DISCLOSURES

The following information supplements both the Registration Statement and the Joint Proxy Statement/Prospectus and should be read in conjunction with both the Registration Statement and the Joint Proxy Statement/Prospectus, which should be read in their entirety. All page references are to pages in the Registration Statement and the Joint Proxy Statement/Prospectus, and terms used below have the meanings set forth in the Registration Statement and the Joint Proxy Statement/Prospectus. Without admitting in any way that the disclosures below are material or otherwise required by law, Orthofix and SeaSpine make the following supplemental disclosures:

The following paragraph is added after the second bullet point on page 88:

The range of perpetuity growth rates and discount rates was estimated by Perella Weinberg utilizing its professional judgment and experiences, taking into account the SeaSpine Forecasts and Orthofix Forecasts as well as certain financial metrics for the United States financial markets generally.

The third full paragraph on page 89 is replaced in its entirety as follows (with additions in italics and underlined):

Perella Weinberg also performed an additional discounted cash flow analysis of the present value of the Synergies expected to result from the merger. The Synergy estimates were discounted to present value using a range of discount rates from 9.75% to 10.75% and a perpetuity growth rate of 3.0%. Perella Weinberg then calculated a range of implied present values per share of the combined company post-Merger taking into account: (i) Orthofix’s standalone discounted cash flow value as set forth above, plus (ii) either (A) SeaSpine’s standalone discounted cash flow value as set forth above or (B) SeaSpine’s standalone discounted cash flow value, utilizing the Orthofix discount rates of 9.75% to 10.75% rather than the SeaSpine discount rates of 10.50% to 11.50%, (iii) the present value of the Synergies expected to result from the merger, minus (iv) the Orthofix and SeaSpine managements’ estimates of the transaction-related expenses. The range of perpetuity growth rates and discount rates was estimated by Perella Weinberg utilizing its professional judgment and experiences, taking into account the SeaSpine Forecasts and Orthofix Forecasts as well as certain financial metrics for the United States financial markets generally. These analyses resulted in the following reference ranges of implied equity values per share:

The first paragraph on page 93 is replaced in its entirety as follows (with additions in italics and underlined):

Unless the context indicates otherwise, for purposes of the financial analyses described below, Piper Sandler calculated enterprise value (“EV”) for SeaSpine, Orthofix and each selected public company (defined as the relevant company’s common equity value, plus book value of preferred stock, plus fair value of contingent consideration, plus debt, plus capital leases, less cash and cash equivalents, less investments in partnerships, and less short and long term marketable securities (“net debt”), plus, where applicable, book value of non-controlling interests), based on (a) the market value of the relevant company’s diluted common equity, using closing stock prices on October 7, 2022, (b) the relevant company’s net debt as of such company’s most recently reported quarter end, which in each case was as of June 30, 2022, and in the case of Orthofix, adjusted for financial leases, and (c) in the case of SeaSpine and Orthofix, implied per share values for each using diluted shares, calculated using the treasury stock method, of SeaSpine common stock and Orthofix common stock, respectively as of October 7, 2022 (the “SeaSpine Closing Price” and the “Orthofix Closing Price,” respectively) (of approximately 39.6 million and 21.4 million, respectively), and (ii) net debt of SeaSpine and Orthofix as of June 30, 2022 (of approximately $(41) million and $(40) million). Additionally, “gross profit” in the case of SeaSpine was adjusted to exclude technology amortization, non-cash stock based compensation expense and purchase accounting fair market value charges. Further, historical and projected financial data used in the analyses below were not adjusted to reflect any potential accounting adjustments to conform SeaSpine and Orthofix accounting policies.

The first full paragraph on page 101 is replaced in its entirety as follows (with additions in italics and underlined):

Using a discounted cash flows analysis, Piper Sandler calculated an estimated range of theoretical enterprise values for SeaSpine based on the net present value of (i) projected unlevered after-tax free cash flows from July 1, 2022 to December 31, 2031 (which reflected estimated NOL generation and usage over such period), discounted back to June 30, 2022, and (ii) a projected terminal value at December 31, 2031, calculated using a range of perpetuity growth rates ranging from 3.5% to 5.0%, discounted back to June 30, 2022, selected by Piper Sandler based on its professional judgment. The after-tax free cash flows for each year were calculated based on estimates provided to Piper Sandler by SeaSpine’s management, see the section entitled “— Certain Unaudited Prospective Financial Information.” For this standalone discounted cash flow analysis, Piper Sander assumed that SeaSpine will raise additional capital of $80 million through one or more equity offerings during 2022 and/or 2023 at an assumed price of $5.51 per share, the SeaSpine Closing Price in order to finance the business plan set forth in such estimates. Piper Sandler calculated the range of net present values for unlevered free cash flows for such periods, as well as the terminal value, based on a range of discount rates ranging from 10.5% to 12.5%, its estimation of SeaSpine’s weighted average cost of capital (“WACC”), using the capital asset pricing model (“CAPM”), together with a size premium in order to derive a range of implied enterprise values for SeaSpine. Piper Sandler then derived a range of implied per share values for SeaSpine common stock using balance sheet data and diluted share information described above, which reference range was $2.93-$6.52, as compared to the Implied Per-Share Merger Consideration of $7.64.

The second full paragraph on page 101 is replaced in its entirety as follows (with additions in italics and underlined):

Using a discounted cash flows analysis, Piper Sandler calculated an estimated range of theoretical enterprise values for Orthofix based on the net present value of (i) projected unlevered after-tax free cash flows from July 1, 2022 to December 31, 2031 (which reflected estimated NOL generation and usage over such period), discounted back to June 30, 2022, and (ii) a projected terminal value at December 31, 2031, calculated using a range of perpetuity growth rates ranging from 2.0% to 3.5%, discounted back to June 30, 2022, selected by Piper Sandler based on its professional judgment. The after-tax free cash flows for each year were calculated based on estimates provided to Piper Sandler by Orthofix’s management, see the section entitled “— Certain Unaudited Prospective Financial Information.” Piper Sandler calculated the range of net present values for unlevered free cash flows for such periods, as well as the terminal value, based on a range of discount rates ranging from 9.2% to 11.2%, its estimation of Orthofix’s WACC, using CAPM, together with a size premium in order to derive a range of implied enterprise values for Orthofix. Piper Sandler then derived a range of implied per share values for Orthofix common stock using balance sheet data and diluted share information described above, which reference range was $18.15-$30.17, as compared to the Orthofix Closing Price of $18.34.

The third full paragraph on page 105 is replaced in its entirety as follows (with additions in italics and underlined):

Piper Sandler acted as exclusive financial advisor to SeaSpine in connection with the merger and will receive an aggregate fee contingent upon the consummation of the merger, estimated based on the information that is available as of the date of the public announcement of the merger, of approximately $4.3 million, $1 million of such fee which was payable to Piper Sandler for rendering its fairness opinion and is creditable against the total fee. The opinion fee was not contingent upon the consummation of the merger or the conclusions reached in Piper Sandler’s opinion. SeaSpine has also agreed to indemnify Piper Sandler against certain liabilities and reimburse Piper Sandler for certain expenses in connection with its services. Piper Sandler previously provided financial advisory and financing services to SeaSpine in connection with acting as SeaSpine’s joint bookrunner in connection with the SeaSpine common stock offering in April 2021, for which Piper Sandler received a fee of approximately $2.1 million. In the past two years preceding the date of Piper Sandler’s opinion, Piper Sandler had not received any revenue in respect of any financial advisory or financing services provided to Orthofix. In addition, in the ordinary course of its business, Piper Sandler and its affiliates may actively trade securities of SeaSpine and Orthofix for their own account or the account of their customers and, accordingly, may at any time hold a long or short position in such securities. Piper Sandler may also, in the future, provide investment banking and financial advisory services to SeaSpine, Orthofix or entities that are affiliated with SeaSpine or Orthofix, for which Piper Sandler would expect to receive compensation.

The table on page 106 is replaced in its entirety as follows (with additions in italics and underlined):

	Fiscal Year Ending December 31,
	2H 2022 F	2023 F	2024 F	2025 F	2026 F	2027 F	2028 F	2029 F	2030 F	2031 F

	(in millions)
Total Revenue	$250	$514	$562	$620	$672	$723	$773	$818	$882	$945
Adjusted Gross Profit (1)	$192	$397	$435	$481	$522	$562	$600	$635	$679	$719
Adjusted EBITDA (2)	$31	$69	$78	$93	$105	$118	$132	$145	$161	$176
Unlevered Free Cash Flow (3)	($17)	($9)	($4)	$9	$22	$26	$39	$44	$36	$63

(1)

Non-GAAP measure. For this purpose, adjusted gross profit is calculated by adding back to gross profit certain charges associated with strategic investments and certain other items that affect the comparability and trend of Orthofix’s gross profit results.

(2)

Non-GAAP measure. For this purpose, EBITDA is calculated by adding back to net income charges for net interest expense, income taxes and depreciation and amortization expenses. The adjusted EBITDA forecast excludes non-cash share-based compensation expense, gains and/or losses related to foreign currency transactions, costs associated with strategic investments, adjustments in fair value of contingent consideration arrangements related to previous business combinations, costs attributable to establish initial compliance with the European Union Medical Device Regulation, and certain other items that affect the comparability and trend of Orthofix’s operating results.

(3)	Non-GAAP measure. For this purpose, free cash flow is calculated by subtracting capital expenditures from net cash from operating activities.

The third full paragraph on page 109 is replaced in its entirety as follows (with additions in italics and underlined):

The following table presents risk-adjusted summary selected unaudited projected financial information for SeaSpine on a standalone basis for the six months ended December 31, 2022 and for calendar years 2023 through 2031 prepared by management in connection with the review of the proposed strategic transaction with Orthofix and Merger Sub. “Risk-Adjusted” refers to management taking into account the risks and uncertainties of SeaSpine’s business, including as set forth above.

The following table is added after the first full paragraph on page 110:

(in millions)	2H22E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E
Cost Synergies	—	12	30	42	43	45	46	47	49	50
Stock-Based Compensation Synergies	—	4	6	8	8	8	8	9	9	9

Forward-Looking Statements

This report contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide Orthofix’s and SeaSpine’s respective management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, tax rates, R&D spend, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits of the proposed merger, including estimated synergies and cost savings resulting from the proposed merger, the expected timing of completion of the proposed merger, estimated costs associated with such transaction and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Orthofix and SeaSpine operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, and the levels of market demand in the health care segments in which our products are purchased and utilized; (2) challenges in the development, regulatory approval, commercialization, reimbursement, market acceptance, performance and realization of the anticipated benefits of new products of the combined company; (3) the scope, nature, impact or timing of the proposed merger, including among other things the integration of the businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) future levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) delays and disruption in delivery of materials and services from suppliers; (7) cost reduction efforts and restructuring costs and savings; (8) new business and investment opportunities; (9) the ability to realize the intended benefits of organizational changes; (10) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (11) the effect of changes in political conditions in the U.S. and other countries in which Orthofix, SeaSpine and the businesses of each operate, including the effect of changes in U.S. healthcare policies, on general market conditions in the near term and beyond; (12) the effect of changes in tax, regulatory and other laws and regulations in the U.S. and other countries in which Orthofix, SeaSpine and the businesses of each operate; (13) negative effects of the announcement or pendency of the proposed merger on the market price of Orthofix and/or SeaSpine’s respective common stock and/or on their respective financial performance; (14) the ability of the parties to receive the required regulatory approvals for the proposed merger (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and approvals of Orthofix’s and SeaSpine’s shareholders and to satisfy the other conditions to the closing of the merger on a timely basis or at all; (15) the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement; (16) risks relating to the value of the Orthofix shares to be issued in the proposed merger, significant transaction costs and/or unknown liabilities; (17) the possibility that the anticipated benefits from the proposed merger cannot be realized in full or at all or may take longer to realize than expected, including risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (18) risks associated with transaction-related litigation; (19) the possibility that costs or difficulties related to the integration of Orthofix’s and SeaSpine’s operations will be greater than expected; (20) the ability of the combined company to retain and hire key personnel; (21) the intended qualification of the merger as a tax-free reorganization to Orthofix and SeaSpine shareholders for U.S. federal income tax purposes; and (22) the impact of the proposed merger on the respective businesses of Orthofix and SeaSpine. There can be no assurance that the proposed merger will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of Orthofix and SeaSpine on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Orthofix and SeaSpine assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Important Additional Information and Where to Find It

In connection with the proposed SeaSpine merger transaction, on November 22, 2022, Orthofix filed with the SEC an amendment to the registration statement on Form S-4 originally filed on November 8, 2022, which includes a prospectus of Orthofix and a joint proxy statement of Orthofix and SeaSpine (the “joint proxy statement/prospectus”). The registration statement was declared effective by the SEC on November 22, 2022, and Orthofix and SeaSpine commenced mailing the joint proxy statement/prospectus to stockholders of Orthofix and SeaSpine on or about November 23, 2022. Each party may also file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and securityholders may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Orthofix and SeaSpine with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Orthofix with the SEC will be available free of charge on Orthofix’s website at http://ir.orthofix.com/ or by contacting Orthofix’s Investor Relations at (214) 937-3190. Copies of the documents filed by SeaSpine with the SEC will be available free of charge on SeaSpine’s website at http://investor.seaspine.com/ or by contacting SeaSpine’s Investor Relations at (415) 937-5402.

Orthofix and SeaSpine and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about directors and executive officers of Orthofix is available in the Orthofix proxy statement for its 2022 Annual Meeting, which was filed with the SEC on April 27, 2022. Information about directors and executive officers of SeaSpine is available in the SeaSpine proxy statement for its 2022 Annual Meeting, which was filed with the SEC on April 22, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from Orthofix and SeaSpine as indicated above.

No Offer or Solicitation

This report and the information contained herein shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SEASPINE HOLDINGS CORPORATION

Date: December 27, 2022	By:	/s/ Patrick Keran
	Name:	Patrick Keran
	Title:	Senior Vice President, General Counsel